Exhibit 99.1

233 S. Wacker Drive

Suite 4900

Chicago, Illinois 60610

telephone +1 (312) 496-1200

facsimile +1(312) 496-1297

www.heidrick.com

March 19, 2018

Mark Harris

Address on File with the Company

Dear Mark:

On behalf of Heidrick & Struggles, Inc. (“HSII” or the “Company”), I am pleased to confirm the terms of your employment arrangement in this letter agreement (the “Agreement”). All amounts in this Agreement are denominated in U.S. dollars.

1.	Effective Date: The new terms of your employment are effective as of March 19, 2018 (the “Effective Date”), but your service period will be credited as of February 1, 2018.

2.	Title: You will serve as Chief Financial Officer as of the Effective Date and will report directly to the Chief Executive Officer. You agree that you will devote your full time, energy, and skill to the business of the Company and to the promotion of the Company’s best interest, and shall not work or perform services for any other employer as an employee, consultant or otherwise during the term of your employment, except as to the Foundation Board for California Polytechnic State University, San Luis Obispo, where you serve as a member.

3.	Location: As of the Effective Date, you will be based in the Company’s San Francisco, California office. As soon as practicable after the conclusion of the 2017-2018 academic year, but in any event no later than September 1, 2018, you shall relocate to, and be based in, the Company’s New York, New York office. The Company will provide relocation support consistent with the Relocation Policy in place at the time. For the period commencing with the Effective Date and concluding with your relocation to New York (the “Transition Period”), you shall commute between the Company’s San Francisco and Chicago/New York offices. The reasonably and directly incurred out-of-pocket expenses associated with this commute and the related accommodations, meals and other reasonable expenses shall be borne by the Company.

4.	Base Salary: You will receive a monthly salary of $37,500 (which is equivalent to $450,000 annually) payable at the end of each month.

5.	Management Incentive Plan (MIP) Participation. You will be eligible to participate in the MIP (the Company’s annual bonus program operated pursuant to the Company’s shareholder approved Incentive Plan) at the Tier 1 level. You will be eligible for a target annual incentive award under the MIP equal to 100% of your Base Salary (the “Target Bonus Amount”), subject to your continued employment with the Company and pursuant to the terms of the MIP and the Company’s Incentive Plan, as amended from time to time. Performance goals under the MIP will be established annually by the Human Resources and Compensation Committee of the Board (the “HRCC”). The bonus is discretionary and is not earned until approved by HRCC. Bonuses are only payable if you are employed by the Company on the date such bonus is paid, except at the sole discretion of management.

6.	Incentive Compensation and Other Plans: You will be eligible to participate in other management compensation plans, including the Company’s 2012 GlobalShare Program (the “GlobalShare Program”). In addition, you will be eligible to participate in the Change in Control Severance Plan and the Management Severance Pay Plan, as such plans may be amended from time to time (the “CIC Severance Plan” and the “Base Severance Plan”, respectively, and together the “Severance Plans”).

7.	Annual Long-Term Incentive Awards: You will receive consideration for annual long-term incentive grants as part of your performance and compensation review under the Company’s long-term incentive plan for senior executives of the Company. Annual long-term incentive awards are subject to the approval of the HRCC. , For your first year, your annual grant for your role will have a grant date target value equal to 133% of your Base Salary. Based on the Company’s current program design, such grant award is made up of 50% of restricted stock units (time vesting only) and 50% of performance stock units. Performance conditions for the performance stock units under the annual long-term incentive program will be established annually by the HRCC.

8.	Benefits: You will be eligible to participate in the Company’s benefits program to the same extent as other executives at your level. Our benefits program includes group health, dental, vision, life/AD&D, long-term disability, short-term disability salary continuation, flexible spending accounts, the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan, and the Deferred Compensation Plan. You will also be eligible to participate in the Company’s Physical Examination and Financial Planning Program. Your eligibility for all such programs and plans is determined under the terms of those programs/plans. Any discrepancy between this summary and the company’s plan documents will be resolved in favor of the plan documents. Our benefits program, compensation programs and policies are reviewed from time to time by Company management and may be modified, amended, or terminated at any time.

9.	Business Expenses: The Company will reimburse you for your business expenses in accordance with its policies.

10.	Compliance with Policies: Subject to the terms of this Agreement, you agree that you will comply in all material respects with all policies and procedures applicable to similarly situated employees of the Company, generally and specifically and as modified and amended from time to time following notice to you.

11.	Termination of Employment:

a.	Employment at Will: You will be an “employee at will” of the Company, meaning that either party may terminate the employment relationship at any time for any reason (with or without cause or reason) upon written notice to the other party. A period of notice shall only be required if it is expressly provided in writing under written Company employment policies in effect at the time of such termination, and the Company reserves the right to pay you severance in the form of salary continuation payments in lieu of any such required notice.

b.	No Notice Period in Case of Termination for Cause: Notwithstanding any period of notice under written Company employment policies in effect at the time of termination, the Company shall have the right to terminate your employment for Cause immediately upon written notice.

c.	Compensation Upon Termination: Upon the termination of your employment, you will be paid your Base Salary up through your last day of work (the “Termination Date”), any amounts due under the Company’s benefit plans and programs in accordance with their respective terms (including but not limited to the GlobalShare Program, the Change in Control Severance Plan, and the Management Severance Pay Plan, as applicable), reimbursement of all business expenses in accordance with the Company’s policies, and any other amounts required by law.

d.	Definition of Cause: For purposes of this Agreement, “Cause” shall mean any of the following: (i) your engagement, during the performance of your duties hereunder, in acts or omissions constituting dishonesty, gross negligence, fraud, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) your indictment of, or plea of nolo contendere to, a crime constituting a (x) a felony under the laws of the United States or any state thereof or (y) misdemeanor involving moral turpitude; (iii) your material violation or breach of any provision of this Agreement and failure to cure within thirty (30) days of receipt of notice of the violation/breach (where such cure is possible); (iv) your unauthorized use or disclosure of confidential information pertaining to the Company’s business in violation of this Agreement or Company policy; (v) any knowing or negligent act or omission by you or at your direction which results in the restatement of the financial statements of HSII or a subsidiary of HSII; (vi) your engagement in conduct causing demonstrable injury to the Company or its reputation; (vii) your unreasonable failure or refusal to perform your duties as the Company reasonably requires, to meet goals reasonably established by the Company or its affiliates, or to abide by the Company’s policies for the operation of its business, and the continuation thereof after the receipt by you of written notice from the Company and failure to cure within thirty (30) days of receipt of the notice (where such cure is possible); (viii) your habitual or gross use of alcohol or controlled substances which interferes with the performance of your duties and obligations on behalf of the Company; or (ix) your death or Disability, as hereinafter defined. For purposes of this Agreement, “Disability” shall mean that you have been unable, for six (6) consecutive months, to perform your duties under this Agreement even with accommodation, because of physical or mental illness or injury. The determination of whether you have been terminated for “Cause” will be made at the sole discretion of the HRCC.

e.	Return of Materials: Upon the termination of your employment, you agree to return to the Company, all Company property, including all materials furnished to you during your employment (including but not limited to keys, computers, automobiles, electronic communication devices, files and identification cards) and all materials created by you during your employment. In addition, you agree that upon the termination of your employment you will provide the Company with all passwords and similar information for Company-provided systems and programs that will be necessary for the Company to access materials on which you worked or to continue in its business.

12.	Confidentiality: In the course of your employment with the Company, you will be given access to and otherwise obtain knowledge of certain trade secrets and confidential and proprietary information pertaining to the business of the Company and its affiliates. During the term of your employment with the Company and thereafter, you will not, directly or indirectly, without the prior written consent of the Company, disclose or use for the benefit of any person, corporation or other entity, or for yourself, any trade secrets or other confidential or proprietary information concerning the Company or its affiliates, including, but not limited to, information pertaining to their clients, services, products, earnings, finances, operations, marketing, methods or other activities; provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally (other than as a result of your breach of this covenant or the breach by another employee of his or her confidentiality obligations). Notwithstanding the foregoing, you may disclose such information as is required by law during any legal proceeding or to your personal representatives and professional advisers as is required for purposes of rendering tax or legal advice, and, with respect to such personal representatives and professional advisers, you shall inform them of your obligations hereunder and take all reasonable steps to ensure that such professional advisers do not disclose the existence or substance thereof. Further, you shall not, directly or indirectly, remove or retain, and upon termination of employment for any reason you shall return to the Company, any records, computer disks or files, computer printouts, business plans or any copies or reproductions thereof, or any information or instruments derived therefrom, arising out of or relating to the business of the Company and its affiliates or obtained as a result of your employment by the Company.

13.	You agree and acknowledge that the breach of Section 12 will cause irreparable damage to the Company, and upon actual or threatened breach of any provision, the Company will be entitled to seek from a court of competent jurisdiction immediate injunctive relief, specific performance or other equitable relief without the necessity of posting a bond or other security and that this will in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages).

14.	Restrictive Covenants. Upon your relocation to the State of New York, you agree to execute post-employment restrictive covenants in a form to be mutually agreed by you and the Company, but in no event more restrictive than those attached as Attachment A.

15.	Indemnification.

a.

In the event that you are made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) by reason of the fact that you are or were a director or officer of the Company or any affiliate of the Company, you shall be indemnified and held harmless by the Company from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorney’s fees). This shall similarly apply to the extent you are or were serving at the request of the Company as a director, officer, member, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise. The level of indemnification shall include all costs and expenses incurred in defense of any Proceeding (including reasonable attorneys’ fees) at the same level as other Directors and Officers. Costs and expenses incurred by you in defense of such Proceeding (including reasonable attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of you to repay the amounts so paid if it shall ultimately be determined that you are not entitled to be indemnified by the Company under this Agreement.

b.	During the term of your employment, and for a term of three (3) years thereafter, the Company, or any successor to the Company, shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to you on terms that are no less favorable than the coverage provided to similarly situated executives of the Company.

c.	In the event the Company implements a policy or separate agreement regarding indemnification of Directors and Officers and such policy or agreement applies to you and/or your employment, such policy or separate agreement shall control and this clause regarding indemnification shall be superseded and no longer effective as of the date of implementation.

16.	Other Legal Matters:

a.	No Other Agreements/Obligations: You have advised the Company that your execution and performance of the terms of this Agreement do not and will not violate any other agreement binding on you or the rights of any third parties. You will continue to remain subject to the expectations set forth in Paragraph 3 of your January 15, 2018 Employment Agreement with respect to your transition, and your obligations set forth in Paragraph 8 of your Employment Agreement with respect to your Sign-On Bonus. This Agreement supersedes all prior agreements, whether written or oral, between you and the Company not specifically incorporated by reference herein. You understand that in the event this advice is not accurate the Company will not have any obligation to you under this Agreement.

b.	Negotiation of Agreement: You acknowledge that you negotiated the terms of this Agreement with the Company and that you enter into this Agreement voluntarily.

c.	Applicable Legal Standards: You will be an employee of the Company’s United States operations and agree that the laws of the United States of America and the State of New York shall govern your employment with the Company.

d.	Notice: All notices and other communications under this Agreement shall be in writing to you at the above-referenced address or to the Company at its Chicago Headquarters, directed to the attention of the General Counsel.

e.	Full and Complete Agreement: This letter Agreement contains our entire understanding with respect to your employment and can be amended only in writing and signed by the Chief Executive Officer or General Counsel. This Agreement supersedes any and all prior agreements, whether written or oral, between you and the Company that are not specifically incorporated by reference herein. You and the Company specifically acknowledge that no promises or commitments have been made that are not set forth in this letter.

f.	Severability: If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provision or application and, to such end, the provisions of this Agreement are declared to be severable.

g.	Survival of Provisions: The provisions of Sections 12 (b) and (c) and 13 through 15 of this Agreement shall survive the termination of your employment with the Company and the expiration or termination of this Agreement.

h.	Protected Rights. Notwithstanding any other provision of this Agreement, nothing contained in this Agreement prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or providing truthful testimony in response to a lawfully-issued subpoena or court order. Further, this Agreement does not limit your ability to communicate with any governmental agency or entity or otherwise participate in any investigation or proceeding that may be conducted by any governmental agency or entity, including providing non-privileged documents or other information, without notice to the Company.

Mark, I wish you all the best in your new role.

Sincerely,

/s/ Krishnan Rajagopalan

Krishnan Rajagopalan

President and Chief Executive Officer

I hereby accept the terms and conditions of employment outlined in this Agreement.

/s/Mark Harris	March 19, 2018
Mark Harris	Date

Copy:

Richard Greene, Chief Human Resources Officer

Kamau Coar, General Counsel

Attachment A

Pursuant to Section 14 of the Agreement, the following are additional restrictive covenants to which you will enter upon relocation to the State of New York:

1.	Non-Solicitation/Non-Competition. Except as otherwise provided by law, without the prior written consent of the Company, for a period of twelve (12) months after the termination of your employment with the Company, either unilaterally by you or by the Company, you shall not (i) engage in Prohibited Activity in New York, New York; or (ii) directly or indirectly solicit or assist any other person in soliciting any client or prospective client of the Company with whom you had direct professional contact during the twelve (12) months immediately prior to the termination of your employment with the Company and during which you learned confidential information, or whose account you oversaw during your employment with the Company, for the purpose of causing that person to do business with a direct competitor of the Company and/or to cease to do business with the Company. For purposes of these restrictive covenants, the term “Prohibited Activity” shall mean an activity in which you contribute your knowledge, directly or indirectly, in whole or in part, as an employee, owner, advisor, consultant, agent, director, volunteer, or any other similar management and/or strategy capacity to an entity engaged in executive search services and/or leadership consulting services. Nothing herein shall prohibit you from purchasing or owning less than five percent (5%) of the publicly-traded securities of any corporation, provided that such ownership represents a passive investment and that you are not a controlling person of, or a member of a group that controls, such corporation.